Exhibit 23(b)



                         CONSENT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS


Jefferson Savings Loan Association, F.A.


      We hereby consent to the use in the Prospectus/Proxy Statement constituting a part of this Registration Statement of our report dated November 24, 1993, relating to the consolidated financial statements of Jefferson Savings and Loan Association, F.A., which is contained in the Prospectus/Proxy Statement.

      We also consent to all references to us in the Prospectus/Proxy
Statement.




                                    /s/ BDO Siedman


Washington, D.C.
October 4, 1994